PRICING SUPPLEMENT NO. 18                                      Rule 424(b)(3)
DATED: August 28, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes   Book Entry Notes
$15,000,000                    [x]                   [x]

Original Issue Date:           Fixed Rate Notes      Certificated Notes
September 3, 1997              [_]                   [_]

Maturity Date:
September 3, 1998

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:

                                               Optional           Optional
                       Redemption              Repayment          Repayment
Redeemable On          Price(s)                Date(s)            Price(s)
-------------          ----------              ---------          ---------

N/A                    N/A                     N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Monthly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%
-----------------------------------

*        9/03/97, 10/03/97, 11/03/97, 12/03/97, 1/05/98, 2/03/98, 3/03/98,
         4/03/98, 5/04/98, 6/03/98, 7/03/98 and 8/03/98.

**       9/03/97, 10/03/97, 11/03/97, 12/03/97, 1/05/98, 2/03/98,
         3/03/98, 4/03/98, 5/04/98, 6/03/98, 7/03/98, 8/03/98 and
         9/03/98.

***      One month LIBOR as of August 29, 1997, minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.